UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01.    OTHER EVENTS
Collaborative Development Program Agreement with Toshiba and SanDisk

On March 15, 2010, we entered into a collaborative development program (“CDP”) agreement with SanDisk Corporation (“SanDisk”) and Toshiba Corporation (“Toshiba”) to develop certain memory technologies and related materials (as amended to date, the “Agreement”). We solely own the rights to the technology and IP arising out of the CDP that is solely developed by us and that is based on our background technology. Jointly developed technology and IP arising out of the CDP that is based on our background technology are jointly owned. Patent rights based on technology solely developed by us that is based on Toshiba or SanDisk background technology will be jointly owned (such solely owned IP, jointly developed IP and patent rights collectively referred to as “IMI IP”). Toshiba and SanDisk have agreed to pay us volume-based royalties on sales of products that incorporate or use IMI IP or other technology developed under the CDP subject to certain minimum and maximum levels. Toshiba or SanDisk may request that we grant to other third parties a royalty-bearing license to our solely owned rights in IMI IP. We granted Toshiba and SanDisk an exclusive license under our rights in the IMI IP during the term of the CDP.

The term of the CDP concluded on March 15, 2014. After the conclusion of the CDP term, Toshiba and SanDisk each had the option (i) to elect to take an exclusive license in a limited field to certain or all of the IMI IP, (ii) to convert the exclusive license to non-exclusive, or (iii) to terminate the exclusive license.
On May 9, 2014, SanDisk and Toshiba notified us that they have jointly elected to take an exclusive license, in the limited field, to all of the IMI IP developed under the CDP. As a result, each of SanDisk and Toshiba shall pay us non-refundable prepaid royalties that will apply to volume-based royalties for products manufactured and offered for sale by or for Toshiba or SanDisk that incorporate or use the technology developed under the CDP. Such fees shall be paid in equal installment payments over a period of time.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to our most recent Annual Report on Form 10-K.

ITEM  9.01.    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished and not filed:

99.1	Press Release dated May 19, 2014, entitled “SanDisk and Toshiba Take Exclusive License to Intellectual Property in Memory Technology Developed with Intermolecular”.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: May 19, 2014	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer

EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated May 19, 2014, entitled “SanDisk and Toshiba Take Exclusive License to Intellectual Property in Memory Technology Developed with Intermolecular”.